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                                                                 EXHIBIT 23.6



        CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


        We hereby consent to (i) the inclusion of our opinion letter, dated September 15, 1997 to the Special Committee of the Board of Directors of Telco Communications Group, Inc. (the "Company") as Appendix III to the Joint Proxy Statement/Prospectus (the "Proxy Statement") of EXCEL Communications, Inc. ("EXCEL") and the Company contained in the Registration Statement on Form S-4 of New Res, Inc. ("Holdings") filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement") and (ii) all references to our firm in the sections captioned "Summary-The Mergers-Opinions of Financial Advisors" and "The Transaction-Fairness Opinions--Opinion of Telco's Financial Advisor" as shown in the Proxy Statement which forms a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                          DONALDSON, LUFKIN & JENRETTE
                                             SECURITIES CORPORATION




                                          By: /s/ JOEL J. COHEN
                                              -------------------------------
                                              Joel J. Cohen
                                              Managing Director


New York, New York

September 11, 1997